Exhibit 99.1 – Letter from Vinod Gupta to Board of Directors dated September 12, 2005
Vinod Gupta
Omaha, NE
September 12, 2005
PERSONAL & CONFIDENTIAL
Board of Directors
infoUSA Inc.
Gentlemen:
As you know, on July 18, 2005, I signed a Confidentiality Agreement with infoUSA Inc. which provides, among other things, that I will not acquire any additional securities of the company without the consent of the company for a period of 90 days. This standstill period will expire on October 16, 2005.
I am writing this letter to inform the Board of Directors that, for a period of six months from the date of this letter, I will not directly or indirectly acquire any additional securities of the company, except that I may exercise stock options that have been granted to me by the company. This letter will not apply, however, if the company announces that it has entered into an agreement with a third party that contemplates a merger, consolidation, sale of substantially all of the assets or business combination involving the company, or a change of control of the company by tender offer, exchange offer or otherwise.
Best regards,
Vinod Gupta